LOAN AGREEMENT
Dated as of May 11, 2016
among
DIAMOND RESORTS/CO BORROWER 2016, LLC
as Borrower,
DIAMOND RESORTS/CO SELLER 2016, LLC
as Seller,
DIAMOND RESORTS CORPORATION, DIAMOND RESORTS HOLDINGS, LLC
AND DIAMOND RESORTS INTERNATIONAL, INC.,
as Performance Guarantors
THE LENDERS FROM TIME TO TIME PARTY HERETO,
and
CAPITAL ONE, NATIONAL ASSOCIATION,
as Administrative Agent
____________________
Relating to
loans made to DIAMOND RESORTS/CO BORROWER 2016, LLC

____________________
____________________

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

LIST OF EXHIBITS

EXHIBIT A    Form of Joinder Supplement
EXHIBIT B    Form of Transfer Supplement
EXHIBIT C    Form of Borrowing Notice
EXHIBIT D    Form of Borrowing Certificate

LIST OF SCHEDULES
SCHEDULE I         Lenders
SCHEDULE 4.1(e):     Subsidiaries
SCHEDULE 4.1(f):     Litigation
SCHEDULE 4.1(j)         Tax Matters
SCHEDULE 4.1(p):     Environmental Matters
SCHEDULE 4.1(q):     Insurance
SCHEDULE 4.1(s):     Bank Accounts
SCHEDULE 4.1(w)(i):     Disclosed Timeshare Matters
SCHEDULE 4.1(w)(ii):     Resorts
SCHEDULE 4.1(gg):     Physical Condition

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This LOAN AGREEMENT (this “Agreement”), dated as of May 11, 2016, is among DIAMOND RESORTS/CO BORROWER 2016, LLC, a Delaware limited liability company (the “Borrower”), DIAMOND RESORTS CORPORATION, a Maryland corporation (“Diamond Resorts Corporation”), DIAMOND RESORTS HOLDINGS, LLC, a Nevada limited liability company (“Holdings”), DIAMOND RESORTS INTERNATIONAL, INC., a Delaware corporation (“Parent” and together with Diamond Resorts Corporation and Holdings, the “Performance Guarantors”), DIAMOND RESORTS/CO SELLER 2016, LLC, a Delaware limited liability company (the “Seller”), the LENDERS from time to time party hereto (collectively, the “Lenders”) and CAPITAL ONE, NATIONAL ASSOCIATION (“Capital One”), as agent for the Lenders (together with its successors in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Borrower, Diamond Resorts Financial Services, Inc., a Nevada corporation, as servicer (together with its successors in such capacity, the “Servicer”), Wells Fargo Bank, National Association, a national banking association, as collateral agent (together with its successors in such capacity, the “Collateral Agent”), as paying agent (together with its successors in such capacity, the “Paying Agent”), as custodian (together with its successors in such capacity, the “Custodian”) and as back-up servicer (together with its successors in such capacity, the “Back-Up Servicer”), and the Administrative Agent, are parties to a certain Collateral and Servicing Agreement, dated as of the date hereof (as the same may from time to time be amended or otherwise modified, the “Collateral and Servicing Agreement” or the “CSA”);
WHEREAS, the Borrower may, from time to time, subject to and in accordance with the terms of the CSA and this Agreement, request Borrowings, such Borrowings to be evidenced by increases in the Outstanding Loan Balance; and
WHEREAS, the Lenders desire to confirm the appointment of Capital One as Administrative Agent hereunder on and in accordance with the terms provided herein.
NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1.    Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Standard Definitions attached to the CSA as Annex A.
Section 1.2.    Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

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(b)    The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection and Exhibit references are to this Agreement, unless otherwise specified. The words “including” and “include” shall be deemed to be followed by the words “without limitation”.
ARTICLE II
AMOUNT AND TERMS OF COMMITMENTS
Section 2.1.    Borrowings.
(a)    [Reserved]
(b)    On and subject to the terms and conditions of this Agreement and the CSA, from the Closing Date and prior to the Facility Termination Date, each Lender, severally, agrees to advance its Commitment Percentage of each Borrowing requested; provided that in no event shall a Lender be required on any date to make an advance exceeding its Available Commitment, (determined prior to giving effect to such advance) and no Lender shall be required to make any advance during a Funding Termination Event; provided, further, that each Borrowing shall not exceed the Available Borrowing Amount.
(c)    On any Business Day prior to the Commitment Expiration Date (each a “Funding Date”), on and subject to the terms and conditions of this Agreement and the CSA, additional amounts may be borrowed or reborrowed by the Borrower (a “Borrowing”) from the Lenders under this Agreement. The Borrower shall give the Administrative Agent and each Lender prior written notice, in substantially the form of Exhibit C hereto (a “Borrowing Notice”), not later than 2:00 p.m. (New York City time) on the date which is no less than two Business Days prior to the date of a proposed Borrowing. Such Borrowing Notice shall specify (i) the principal amount of the proposed Borrowing and (ii) the proposed Funding Date, which must be a Business Day. The Administrative Agent and each Lender may act without liability upon the basis of written, telecopied or telephonic notice believed by such party in good faith to be from the Borrower (or from any Authorized Officer thereof designated in writing by the Borrower to the Administrative Agent). The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer’s authority to request a Borrowing on behalf of the Borrower until such party receives written notice to the contrary. The Administrative Agent and each Lender shall have no duty to verify the authenticity of the signature appearing on any written Borrowing Notice.
(i)    [Reserved]
(ii)    Each Lender shall make its Commitment Percentage of the Borrowing available to the Administrative Agent, in immediately available funds, at the Payment Office no later than 12:00 p.m. (New York City time) on the related Funding Date.
(iii)    The Administrative Agent will make the proceeds of such Borrowing available to the Borrower on the related Funding Date by causing an amount, in immediately

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available funds, equal to the proceeds of all such Borrowings received by the Administrative Agent at the Payment Office or the amount funded by the Administrative Agent on behalf of the Lenders to be deposited in an account designated by the Borrower in the Borrowing Notice.
(d)    Each Borrowing Notice pursuant to this Section 2.1 shall be irrevocable and the Borrower shall be bound to make a Borrowing in accordance therewith. Each Borrowing shall be made in a minimum amount of $500,000, and only one Borrowing may be made in any seven-day period.
(e)    All advances related to a requested Borrowing under this Agreement shall be made by the Lenders simultaneously and proportionately to their Commitment Percentage of the Total Commitment Amount, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender’s obligations to make a Borrowing requested hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender’s obligation to make an advance related to a Borrowing requested hereunder, and no Lender shall be obligated to make the advances related to any Borrowings required to be made by it by the terms of this Agreement in the event of a failure by any other Lender.
(f)    The Borrower agrees to pay interest at the Loan Rate on the Outstanding Loan Balance of all Borrowings hereunder, until paid in full, on the dates provided in the CSA. Payments of the Borrowings hereunder shall be made as provided in the CSA and the Paying Agent shall pay to the Administrative Agent for further allocation by the Administrative Agent to the Lenders each payment in respect of the Asset Backed Loan received by the Paying Agent. Unless otherwise specified in the CSA, payments by the Administrative Agent shall be made to each Lender based on its ratable share (calculated, without giving effect to payments made on the related Payment Date as a percentage, the numerator of which is such Lender’s Outstanding Loan Balance, and the denominator of which is the Outstanding Loan Balance). Calculations by the Administrative Agent with respect to the foregoing, absent manifest error, shall be final and binding.
(g)    (i) The Administrative Agent shall keep records of each Borrowing, each Interest Accrual Period applicable thereto, the interest rate(s) applicable to each Borrowing and each payment of principal and interest thereon. Such records shall be rebuttably presumptive evidence of the subject matter thereof absent manifest error.
Any Lender may request that its Commitment to the Borrower be evidenced by a Note. In such event, the Borrower shall promptly prepare, execute and deliver to such Lender a Note, payable to such Lender and otherwise appropriately completed. Thereafter, the Borrowing funded by such Lender evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 8.1 be represented by a Note, payable to such Lender (or registered assigns pursuant to Section 8.1, except to the extent that such Lender (or assignee) subsequently returns any such Note for cancellation and requests that such funded Borrowings once again be evidenced as described in clauses (g)(i) of this Section 2.1.

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(h)    The acceptance of funds by the Borrower pursuant to this Section 2.1 in connection with a Borrowing shall be deemed to be a certification by the Borrower that the conditions specified in the CSA and this Agreement have been satisfied with respect to such Borrowing.
(i)    Failure to repay principal or interest in respect of the Borrowings or Fees or any other amounts owing under this Agreement or the other Transaction Documents, or to perform any covenants or obligations hereunder or thereunder shall be subject to the remedies set forth in the CSA.
(j)    It is the intention of the parties hereto that the interest on the Borrowings shall not exceed the maximum rate permissible under Applicable Law. Accordingly, anything herein or in any note to the contrary notwithstanding, in the event any interest is charged to, collected from or received from or on behalf of the Borrower by the Administrative Agent or the Lenders pursuant hereto or thereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied first to the payment of amounts then due and owing by the Borrower to the Secured Parties under this Agreement and the CSA (other than in respect of principal of and interest on the Borrowings) and then to the reduction of the Outstanding Loan Balance of the Borrowings of the Borrower.
Section 2.2.    Reductions, Increases, Prepayments and Extensions of Commitments.
(a) (i) The Borrower may prepay outstanding Borrowings on any day, in whole or in part, on five Business Days’ prior written notice to the Administrative Agent, the Lenders and the Paying Agent (or such lesser notice period as shall be acceptable to the Administrative Agent, the Lenders and the Paying Agent) (such notice, a “Prepayment Notice”) in accordance with this Section 2.2, provided that the Borrower pays, subject to Section 3.4 of the CSA, on the date of prepayment, the amounts set forth in this Agreement.
(ii) The applicable Prepayment Notice shall state (i) the principal amount of Borrowings to be paid and (ii) the Outstanding Loan Balance, as of the close of business on the day immediately preceding the date on which such Prepayment Notice is delivered, of the Borrowing Base Loans to be released under Section 4.7 of the CSA at the time of the prepayment of such Borrowing, with the Outstanding Loan Balance in an amount such that, after giving effect to such release and prepayment, the Outstanding Loan Balance shall not exceed the Borrowing Base. Reference is made to Section 4.7 of the CSA for the conditions to and procedure for the release of the Timeshare Loans and the Related Security in connection with any such prepayment.
(ii) Upon prepayment of the Asset Backed Loan in accordance with this subsection (a), the Borrower shall modify any Hedge Agreements accordingly.
(b)    At the Facility Termination Date, the Commitment of each Lender shall be automatically reduced to zero.
(c)    Subject to the provisions of subsections 8.1(a), (b) and (g) hereof, any other Person may from time to time with the consent of the Administrative Agent and the Borrower (which will not be unreasonably withheld) become a party to this Agreement as a Lender by entering into

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an agreement substantially in the form attached hereto as Exhibit A hereto (a “Joinder Supplement”), with the Administrative Agent and the Borrower, acknowledged by the Servicer, which shall specify (A) the name and address of such Person for purposes of Section 9.2 hereof, (B) its Commitment, and (C) the other information provided for in such form of Joinder Supplement. Notwithstanding the foregoing sentence, if an Amortization Event shall have occurred and is continuing, neither the Borrower’s nor the Administrative Agent’s consent shall be required. Upon its receipt of a duly executed Joinder Supplement, the Administrative Agent shall on the effective date determined pursuant thereto give notice of such effectiveness to the Borrower, the Servicer and the Collateral Agent.
Section 2.3.    Fees, Expenses, Payments, Etc.
(a) The Borrower and the Performance Guarantors jointly and severally agree to pay to the Administrative Agent the fees and other amounts set forth in the Fee Letter at the times specified therein.
(b)    The Borrower and the Performance Guarantors jointly and severally agree to pay on each Funding Date, to the Administrative Agent and the Lenders all reasonable costs and expenses in connection with the preparation, execution, delivery, administration (including any requested amendments, waivers or consents of any of the Transaction Documents) of this Agreement, the Transaction Documents and the other documents to be delivered hereunder or in connection herewith, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent and the Lenders with respect thereto.
(c)    The Borrower and the Performance Guarantors jointly and severally agree to pay to the Administrative Agent and each Lender, promptly following presentation of an invoice therefor, all reasonable costs and expenses (including reasonable fees and expenses of counsel), if any, in connection with the enforcement of any of the Transaction Documents, and the other documents delivered thereunder or in connection therewith.
(d)    The Borrower and the Performance Guarantors jointly and severally agree to pay on demand any and all documentary, stamp, transfer and other taxes and governmental fees payable in connection with the execution, delivery, filing and recording of any of the Transaction Documents or the other documents and agreements to be delivered hereunder and thereunder or otherwise in connection with the Loans, and agrees to save each Lender and the Administrative Agent harmless from and against any liabilities with respect to or resulting from any delay in paying or any omission to pay such taxes and fees.
(e)    Periodic fees or other periodic amounts payable hereunder shall be calculated, unless otherwise specified in the Fee Letter, on the basis of a 360-day year and for the actual days elapsed.
(f)    All payments to be made hereunder or under the CSA, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim to the Administrative Agent and/or the Lenders and shall be made prior to 12:00 p.m. (New York City time) on the due date thereof to the Administrative Agent’s account specified in subsection 9.2(b)

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hereof and directly to the Lenders’ accounts set forth on the signature page attached hereto or in the related Joinder Supplement or Transfer Supplement, as the case may be. Payments received after 3:00 p.m. (New York City time) shall be deemed to have been made on the next Business Day. Notwithstanding anything herein to the contrary, if any payment due hereunder becomes due and payable on a day other than a Business Day, the payment date thereof shall be extended to the next succeeding Business Day and in the case of principal, interest shall accrue thereon at the applicable rate during such extension. To the extent that (i) the Paying Agent or any Diamond Resorts Party makes a payment to the Administrative Agent or a Lender or (ii) the Administrative Agent or a Lender receives or is deemed to have received any payment or proceeds for application to an obligation, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy or insolvency law, state or Federal law, common law, or for equitable cause, then, to the extent such payment or proceeds are set aside, the obligation or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received or deemed received by the Administrative Agent or the Lenders, as the case may be.
Section 2.4.    Indemnification.
(a) The Borrower and the Performance Guarantors (each, an “Indemnitor”) jointly and severally agree to indemnify and hold harmless the Administrative Agent and each Lender and any shareholders, members, directors, officers, employees, agents or Affiliates of the Administrative Agent or Lenders (each such Person being referred to as an “Indemnitee”) from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever (including reasonable fees and expenses of legal counsel) (the “Indemnified Amounts”) which such Indemnitee may incur (or which may be claimed against such Indemnitee) arising out of, by reason of or in connection with the execution and delivery of, or payment or other performance under, or the failure to make payments or perform under, any Transaction Document or any of the transactions contemplated hereby or thereby (including in connection with the preparation for defense of any investigation, litigation or proceeding arising out of, related to or in connection with such execution, delivery, payment, performance or issuance), except (i) to the extent that any such claim, damage, loss, liability, cost or expense shall be caused by the willful misconduct, bad faith, recklessness or gross negligence of, or breach of any representation or warranty in any Transaction Document by, any Indemnitee, (ii) to the extent that any such claim, damage, loss, liability, cost or expense is covered or addressed by subsection 2.3(c) or (d) hereof, (iii) to the extent that any such claim, damage, loss, liability, cost or expense relates to disclosure made by the Administrative Agent or a Lender in connection with an Assignment or Participation pursuant to Section 8.1 hereof which disclosure is not based on information given to the Administrative Agent or such Lender by or on behalf of the Borrower, the Performance Guarantors, or any affiliate thereof or by or on behalf of the Collateral Agent or (iv) to the extent that such claim, damage, loss, liability, cost or expense shall be caused by any default in payment of any Timeshare Loan. Without limiting the generality of the foregoing, the Borrower and the Performance Guarantors shall indemnify each Indemnitee for Indemnified Amounts relating to or resulting from:

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(i)    any claims, damages, losses, liabilities, costs or expenses to which any such Indemnitee may become subject under the Securities Act, the Exchange Act, the 1940 Act, the Bank Holding Company Act or other federal or state law or regulation arising out of or based upon any untrue statement or alleged untrue statement of a material fact in any disclosure document relating to the Borrowings hereunder, in any case, provided or approved by the Borrower (other than statements provided by the Indemnitee expressly for inclusion therein) or arising out of, or based upon, the omission or the alleged omission to state a material fact necessary to make the statements therein or any amendment thereof or supplement thereto, in light of the circumstances in which they were made, not misleading (other than with respect to statements provided by the Indemnitee expressly for inclusion therein);
(ii)    the failure of a Diamond Resorts Entity to pay when due any taxes, including without limitation, sales, excise or personal property taxes, payable in connection with any of the Timeshare Loan or any amounts due thereunder;
(iii)    any action taken by a Diamond Resorts Entity in the enforcement or collection of any Timeshare Loan unless such action was at the direction of the Administrative Agent or a Lender;
(iv)    the failure of any Lockbox Bank to remit any amounts held in any Lockbox Account or any related lockboxes pursuant to the instructions of the Servicer, the Borrower, Collateral Agent or the Administrative Agent (to the extent such Person is entitled to give such instructions in accordance with the terms hereof and of any applicable account control agreement) whether by reason of the exercise of set-off rights or otherwise;
(v)    the use of the proceeds of the Borrowings hereunder; or
(vi)    the Borrowings hereunder being characterized as other than debt for the purposes of the Code.
(b)    Promptly after the receipt by an Indemnitee of a notice of the commencement of any action against an Indemnitee, such Indemnitee will notify the Administrative Agent and each Lender and the Administrative Agent will, if a claim in respect thereof is to be made against an Indemnitor pursuant to subsection 2.4(a) hereof, notify such Indemnitor in writing of the commencement thereof; but the omission so to notify such party will not relieve such party from any liability which it may have to such Indemnitee pursuant to the preceding paragraph except to the extent the Indemnitor is prejudiced by such failure. If any such action is brought against an Indemnitee and it notifies an Indemnitor of its commencement, such Indemnitor will be entitled to participate in and, to the extent that it so elects by delivering written notice to the Indemnitee promptly after receiving notice of the commencement of the action from the Indemnitee to assume the defense of any such action, with a single counsel mutually satisfactory to such Indemnitor and each affected Indemnitee. After receipt of such notice by an Indemnitor from an Indemnitee, such Indemnitor will not be liable to such Indemnitee for any legal or other expenses except as provided below and except for the reasonable costs of investigation incurred by the Indemnitee in connection with the defense of such action. Each Indemnitee will have the right to employ its own counsel in

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any such action, but the fees, expenses and other charges of such counsel will be at the expense of the such Indemnitee unless (i) the employment of such counsel by such Indemnitee has been authorized in writing by such Indemnitor, (ii) such Indemnitor shall have failed to assume the defense and employ counsel, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnitee and either an Indemnitor or another person or entity that may be entitled to indemnification from an Indemnitor (by virtue of this Section 2.4 or otherwise) and such Indemnitee shall have been advised by counsel that there may be one or more legal defenses available to such Indemnitee which are different from or additional to those available to an Indemnitor or such other party or shall otherwise have reasonably determined that the co-representation would present such counsel with a conflict of interest (in which case the Indemnitor will not have the right to direct the defense of such action on behalf of the Indemnitee). In any such case described in clauses (i) through (iii) of the preceding sentence, the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnitor; it being understood that in no event shall the Indemnitors be liable for the fees, disbursements and other charges of more than one counsel (in addition to any local counsel) for all Indemnitees in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. An Indemnitor shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, which shall not be unreasonably withheld, but if settled with the written consent of an Indemnitor or if there shall be a final judgment for the plaintiff in any such action, suit or proceeding, such Indemnitor agrees to indemnify and hold harmless any Indemnitee to the extent set forth in this Agreement from and against any loss, claim, damage, liability or reasonable expense by reason of such settlement or judgment. No Indemnitor shall, without the prior written consent of an Indemnitee (not to be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder, if such settlement, compromise or consent includes an admission of culpability or wrong-doing on the part of such Indemnitee or the entry or an order, injunction or other equitable or nonmonetary relief (including any administrative or other sanctions or disqualifications) against such Indemnitee or if such settlement, compromise or consent does not include an unconditional release of such Indemnitee from all liability arising out of such claim, action, suit or proceeding.
(c)    The obligations of an Indemnitor under this Agreement shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement. Without limiting the foregoing, neither the lack of validity or enforceability of, or any modification to, any Transaction Document nor the existence of any claim, setoff, defense (other than a defense of payment) or other right which an Indemnitor may have at any time against the Administrative Agent any Lender or any other Person, whether in connection with any Transaction Document or any unrelated transactions, shall constitute a defense to such obligations.
ARTICLE III
CONDITIONS PRECEDENT
Section 3.1.    Conditions to Closing. To the extent required by the Administrative Agent, the following conditions shall be met on or prior to the Closing Date:

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(a)    Diamond Resorts Party Documents. The Borrower shall, and shall cause each other Diamond Resorts Party to, deliver to the Lenders (or to the Administrative Agent with sufficient originally executed copies, where appropriate, for each Lender) the following with respect to each Diamond Resorts Party, as the case may be, each, unless otherwise noted, dated as of Closing Date:
(i)    copies of the Organizational Documents of such Person, certified by the Secretary of State of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar officer or manager of the applicable Diamond Resorts Party, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and each other jurisdiction in the United States in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each jurisdiction of organization, each dated a recent date prior to the Closing Date;
(ii)    resolutions of the Governing Body of such Person approving and authorizing the execution, delivery and performance by such Person of the Transaction Documents to which it is a party, certified as of the Closing Date by the secretary or similar officer or manager of such Person as being in full force and effect without modification or amendment;
(iii)    signature and incumbency certificates of the officers or managers of such Person executing the Transaction Documents to which it is a party;
(iv)    executed originals of the Transaction Documents to which such Person is a party;
(v)    the duly executed Notes, if requested, registered in the name of each Lender in an amount up to the Commitment with respect to the related Lender, as applicable, and executed by the Borrower in accordance with the CSA; and
(vi)    such other documents relating to any of the foregoing as the Administrative Agent may reasonably request.
(b)    Fees. The Borrower shall have caused to be paid to the Administrative Agent all fees (including the Commitment Fee) and other amounts due and payable on the Closing Date under the Fee Letter, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Diamond Resorts Party hereunder or under any other Transaction Document.
(c)    Representations and Warranties; Performance of Agreements. Each Diamond Resorts Party hereby represents and warrants that (i) the representations and warranties in each of the Transaction Documents made by such Diamond Resorts Party are true and correct in all respects on and as of the Closing Date as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true and correct in all respects on and as of such earlier date), (ii) each Diamond Resorts Party shall have performed in all respects all agreements and satisfied all conditions which

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this Agreement provides shall be performed or satisfied by them on or before the Closing Date, (iii) no Funding Termination Event, Event of Default, Amortization Event, Servicer Event of Default or Default shall have occurred and is continuing both before and after giving effect to the transactions contemplated to occur on or about the Closing Date and (iv) the execution and delivery of the Transaction Documents on the Closing Date will not have a material adverse effect on the Qualified Hedge Counterparty.
(d)    Opinions of Counsel to the Diamond Resorts Parties. The Administrative Agent and each Lender shall have received favorable written opinions of Katten Muchin Rosenman LLP, counsel for the Diamond Resorts Parties, satisfactory to the Administrative Agent and its counsel, (i) dated the Closing Date, (ii) addressed to the Administrative Agent and the Lenders, and (iii) covering matters relating to the Transaction Documents and the Transactions as the Administrative Agent shall reasonably request. For the avoidance of doubt, such opinions must include such bankruptcy, UCC and tax related opinions as are reasonably requested by the Administrative Agent and the Lenders.
(e)    Opinions of Counsel to other Transaction Parties. The Administrative Agent and each Lender shall have received favorable written opinions of outside counsel, satisfactory to the Administrative Agent and its counsel, (i) dated the Closing Date, (ii) addressed to the Administrative Agent and the Lenders, and (iii) covering matters relating to the Transaction Documents and the Transactions as the Administrative Agent shall reasonably request.
(f)    Opinions of Counsel related to Timeshare Laws. The Administrative Agent and each Lender shall have received Local Counsel Opinions dated the Closing Date satisfying the Local Counsel Opinion Requirement. For the avoidance of doubt, such opinions may include, as reasonably requested by the Administrative Agent, opinions related to the Points Based Resorts, Points Based Timeshare Interests and the Collections.
(g)    Evidence of Insurance. The Administrative Agent and each Lender shall have received a certificate from Diamond Resorts Corporation’s insurance broker or other evidence satisfactory to the Administrative Agent that all insurance required to be maintained pursuant to Section 4.1(g) hereof is in full force and effect and that the Administrative Agent on behalf of the Lenders has been named as additional insured and/or loss payee thereunder to the extent required under such Section.
(h)    Necessary Governmental Authorizations and Consents. All requisite and material Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall be no material litigation, governmental, administrative or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby.
(i)    Security Interest. In order to create in favor of the Collateral Agent for the benefit of the Secured Parties, a valid, and subject to any filing and/or recording referred to herein,

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perfected first priority security interest in the Subject Collateral, the Administrative Agent shall have received:
(i)    evidence satisfactory to the Administrative Agent of the compliance by each Diamond Resorts Party of their obligations under the Collateral Documents (including, without limitation, their obligations to execute and deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein);
(ii)    evidence that proper financing statements under the UCC of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the ownership and security interests contemplated by the Transaction Documents;
(iii)    acknowledgment copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Subject Collateral previously granted by any Diamond Resorts Party related to the Timeshare Loans and Collateral;
(iv)    the results of a search (including a recent update thereof), by a Person satisfactory to the Administrative Agent, of all effective UCC financing statements (or equivalent filings) made with respect to the Diamond Resorts Parties in the states (or other jurisdictions) of formation of such persons, together with copies of all such filings disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent that the Liens indicated in any such financing statement (or similar document) would not conflict with any Lien created by any Collateral Document;
(v)    opinions of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) with respect to the creation and perfection of the security interests in favor of the Collateral Agent in the Subject Collateral and such other matters governed by the laws of each jurisdiction in which any Diamond Resorts Party or any personal property is located as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent; and
(vi)    evidence that each Diamond Resorts Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by the Administrative Agent.
(j)    Matters Relating to Existing Indebtedness. Parent, Holdings, Diamond Resorts Corporation and the Subsidiaries have no Indebtedness other than (i) Indebtedness outstanding or otherwise permitted under the Senior Secured Credit Facility under the Senior Secured Credit Facility, (ii) Diamond Resorts Owner Trust 2015-2’s Timeshare Loan-Backed Notes, (iii) Diamond Resorts Owner Trust 2015-1’s Timeshare Loan-Backed Notes, (iv) Diamond Resorts Owner Trust 2014-1’s Timeshare Loan-Backed Notes, (v) Diamond Resorts Owner Trust 2013-2’s Timeshare Loan-Backed Notes, (vi) Diamond Resorts Tempus Owner Trust 2013’s Timeshare Loan-Backed Notes, (vii) Diamond Resorts Owner Trust 2013-1’s Timeshare Loan-Backed Notes, (viii) Diamond Resorts Owner Trust 2011-1’s Timeshare Loan-Backed Notes, (ix) Diamond Resorts

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Issuer 2008 LLC’s Variable Funding Notes, (x) the Quorum Facility (xi) insurance premium note payable and capitalized leases and (xii) Unrestricted Subsidiary Indebtedness.
(k)    Valuation/Appraisal. The Administrative Agent and the Lenders shall have had an opportunity, if they so choose, to examine and make copies of and abstracts from the records and books of account of the Diamond Resorts Parties and to make copies thereof, and to conduct a pre-closing examination relating to the Timeshare Loans and the results of such examination shall have been satisfactory to the Administrative Agent and the Lenders in all respects.
(l)    [Reserved].
(m)    Transaction Documents. Each Transaction Document shall be in full force and effect. All of the terms, covenants, agreements and conditions of each Transaction Document to be complied with and performed by each party thereto, as the case may be, by the Closing Date, shall have been complied with in all material respects or otherwise waived by the Administrative Agent.
(n)    Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all such counterpart originals or certified copies of such documents as the Administrative Agent may reasonably request.
(o)    Undertaking Agreement. The Undertaking Agreement shall have been duly executed and delivered by Diamond Resorts Corporation, Parent and Holdings and shall be in full force and effect.
(p)    Intercreditor Agreement and Deposit Control Agreement. With respect to the Centralized Lockbox Account, an intercreditor agreement and deposit control agreement satisfactory in form and substance to the Administrative Agent and its counsel shall be in full force and effect.
(q)    Senior Secured Credit Facility Documents. The Senior Secured Credit Facility has not been amended, restated or otherwise modified since December 3, 2015.
(r)    Other Documents. Such other documents, instruments, certificates and opinions as the Administrative Agent may reasonably request including those set forth as the closing list are delivered on or about the Closing Date.
Section 3.2.    Condition to Borrowings. The following shall be conditions precedent to any funding by a Lender on each Funding Date (unless otherwise indicated or provided for herein) (which conditions must be satisfied no later than 2:00 p.m. (New York City time) on the Business Day immediately preceding such Funding Date):
(a)    Fees. The Borrower shall have caused to be paid to the Administrative Agent, all fees and other amounts then due and payable under any Transaction Document.

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(b)    Representations and Warranties; Performance of Agreements. The following statements shall be true and correct, and the submission by the Borrower to the Administrative Agent and each Lender of a Borrowing Notice with respect to each Borrowing, and the Borrower’s acceptance of the proceeds of such Borrowing, shall each be deemed to be a representation and warranty by the Borrower on the date of such Borrowing that: (i) the representations and warranties in Section 4.1 and in each of the other Transaction Documents are true and correct in all material respects on and as of the relevant date (or, to the extent such representations specifically relate to an earlier date, that such representations and warranties were true and correct in all material respects on and as of such earlier date); (ii) at the time of and after giving effect to the making of such Borrowing and the application of proceeds thereof, no Default, Event of Default, Funding Termination Event, Servicer Event of Default or Amortization Event has occurred and is continuing or would result from the making of such Borrowing and (iii) the conditions set forth in this Section 3.2 have been satisfied as of the date of such request.
(c)    Borrowing Notice and Borrowing Certificate. The Administrative Agent and each Lender shall have received a Borrowing Notice pursuant to Section 2.1 hereof and shall have received a satisfactory Borrowing Certificate.
(d)    Availability. Each Borrowing shall not exceed the Available Borrowing Amount. After giving effect to such Borrowing, the Outstanding Loan Balance will not exceed the Borrowing Base. After giving effect to such Borrowing, the Aggregate Timeshare Loan Balance will not exceed the Maximum Facility Balance.
(e)    Proceedings; Receipt of Documents. All corporate and other proceedings taken or to be taken in connection with the making of such Borrowing and the other transactions contemplated by this Agreement, and all documents incidental hereto and thereto, shall be satisfactory to the Administrative Agent, and the Administrative Agent shall have received all such counterpart originals or certified or copies of such documents, in form and substance satisfactory to the Administrative Agent, as the Administrative Agent may reasonably request. The Collateral Agent and the Administrative Agent shall have received a Trust Receipt from the Custodian.
(f)    Transaction Documents. All conditions specified in the Transaction Documents to which the Borrower is a party with respect to such Borrowing shall have been satisfied.
(g)    Opinions of Counsel related to Timeshare Laws. The Local Counsel Opinion Requirement shall be satisfied on such Funding Date.
(h)    Hedge Agreements. If required by Section 8.9 of the CSA, the Borrower shall have satisfied the Hedge Requirements for such Funding Date.
(i)    [Reserved].
(j)    Opinions of Counsel related to Electronic Timeshare Loan Files and CAD Timeshare Loans. Prior to the first Borrowing for which the Subject Collateral contains Electronic Timeshare Loan Files or CAD Timeshare Loans, as the case may be, the Administrative Agent shall have received an opinion of counsel (which counsel shall be reasonably satisfactory to the

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Administrative Agent) with respect to security interest related matters related to the Electronic Timeshare Loans Files and the contents thereof or CAD Timeshare Loans, as the case may be, as well as any other opinions the Administrative Agent requires relating to the Electronic Timeshare Loan Files and the contents thereof or CAD Timeshare Loans, as the case may be.
(k)    The Custodian shall have delivered to the Administrative Agent the applicable Trust Receipt (with copies to parties specified in the Custodial Agreement) with respect to the Timeshare Loan Documents related to the Timeshare Loans being purchased by the Seller and the Borrower on such Funding Date.
(l)    The Collateral Agent shall have received such other documents, opinions, certificates and instruments as the Collateral Agent may request.
(m)    Each of the conditions set forth in the Loan Agreement shall have been satisfied, as certified to the Collateral Agent, each Lender and the Administrative Agent in an Officer’s Certificate of the Borrower substantially in the form attached to the CSA as Exhibit I.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
Section 4.1.    Representations and Warranties of the Borrower, the Seller and each Performance Guarantor. Each of the Borrower, the Seller and Performance Guarantor hereby represents and warrants that the representations and warranties set forth in the other Transaction Documents are true and correct as of the date hereof (except for representations and warranties which relate to a specific date, which shall be true and correct as of such date). Each of the Borrower, the Seller and Performance Guarantor further represents and warrants to the Administrative Agent and the Lenders that as of the Closing Date and each Funding Date:
(a)    Organization, Good Standing, Etc. Each Diamond Resorts Party (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (iv) has the power and authority to execute, deliver and perform its obligations under each of the Transaction Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.
(b)    Authorization, Etc. The Transactions (i) have been duly authorized by all requisite corporate, limited liability company or other entity and, if required, stockholder or member action and (ii) will not (A) violate (1) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation, operating agreement or other constitutive documents or by-laws of any Diamond Resorts Entity, (2) any order of any Governmental Authority or (3) any provision of any indenture, agreement or other instrument to which a Diamond Resorts Entity is a party or by which any of them or any of their property is or may be bound, (B) be in conflict with,

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result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (C) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by a Diamond Resorts Entity (other than any Lien created hereunder or under the Collateral Documents).
(c)    Governmental Approvals. Except for such filings as may be required under the Exchange Act and filings and notices required to create or perfect any Lien to be created under any of the Transaction Documents, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Diamond Resorts Party of any Transaction Document to which it is or will be a party.
(d)    Execution and Binding Effect. Each of the Transaction Documents required to be executed and delivered on or prior to the Closing Date has been duly executed and delivered by each of the Diamond Resorts Parties which is a party thereto and constitutes, and each other Transaction Document when executed and delivered by each Diamond Resorts Party thereto will constitute, a legal, valid and binding obligation of such Diamond Resorts Party enforceable against such Diamond Resorts Party in accordance with its terms.
(e)    Subsidiaries. Schedule 4.1(e) of this Agreement is true and correct.
(f)    Litigation; Compliance with Laws. (v) Except as set forth on Schedule 4.1(f), there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of a Diamond Resorts Party, threatened against or affecting a Diamond Resorts Entity or any business, property or rights of any such person (A) that involve any Transaction Document or the Transactions or (B) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(i)    Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 4.1(f) that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
(ii)    None of Parent, Holdings, Diamond Resorts Corporation or any of the other Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any Resort or any real property related thereto, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default (individually or in the aggregate) could reasonably be expected to result in a Material Adverse Effect.
(iii)    Certificates of occupancy and permits are in effect for each Resort or any real property related thereto as currently constructed, other than any certificates or permits

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for properties or assets in Europe, to the extent such certificates or permits are not in effect on the Closing Date and not having such certificates or permits could not (individually or in the aggregate) reasonably be expected to result in a Material Adverse Effect.
(g)    Financial Condition. (i) Parent has heretofore caused to be furnished to the Administrative Agent and to each Lender its audited consolidated balance sheets and related statements of income, stockholder’s equity and cash flows as of and for the fiscal year ended December 31, 2015, certified by its chief financial officer. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of Parent and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the loans and notes reflected therein disclose all material liabilities (to the extent required to be disclosed by GAAP), direct or contingent, of Parent and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.
(ii)    Other than the effects of purchase accounting adjustment required or permitted by GAAP, Parent has heretofore delivered to the Administrative Agent its most recent unaudited pro forma consolidated balance sheet and related pro forma statements of income and cash flows, prepared giving effect to the Transactions as if they had occurred, with respect to such balance sheet, on such date and, with respect to such other financial statements, on the first day of the 12-month period ending on such date. Such pro forma financial statements have been prepared in good faith by Parent, based on the assumptions believed by Parent on the date hereof and on the Closing Date to be reasonable, are based on the best information available to Parent as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions and present fairly on a pro forma basis the estimated consolidated financial position of the North American operations of Parent and its consolidated Subsidiaries as of such date and for such period, assuming that the Transactions had actually occurred at such date or at the beginning of such period, as the case may be.
(h)    No Material Adverse Change. Since December 31, 2015, no event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.
(i)    Employee Benefit Plans. (i) Each of the Performance Guarantors and their ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of Parent, Holdings, Diamond Resorts Corporation or any of their ERISA Affiliates. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation date applicable thereto, exceed by more than $10,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation dates applicable

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thereto, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.
(ii)    Each Foreign Pension Plan is in compliance in all material respects with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan. With respect to each Foreign Pension Plan, none of Parent, its Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction which would subject a Diamond Resorts Entity, directly or indirectly, to a tax or civil penalty which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to the Administrative Agent in respect of any unfunded liabilities in accordance with Applicable Law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities with respect to such Foreign Pension Plans could not reasonably be expected to result in a Material Adverse Effect; the present value of the aggregate accumulated benefit liabilities of all such Foreign Pension Plans (based on those assumptions used to fund each such Foreign Pension Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $10,000,000 the fair market value of the assets of all such Foreign Pension Plans.
(j)    Taxes, Etc. Each Diamond Resorts Entity has filed or caused to be filed all material Federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all material taxes due and payable by it and all assessments received by it, except for (i) taxes that are being contested in good faith by appropriate proceedings and for which such Diamond Resorts Entity, as applicable, shall have set aside on its books adequate reserves and (ii) as set forth in Schedule 4.1(j) hereto.
(k)    Compliance with Margin Regulations. (i) None of the Diamond Resorts Parties is or will be engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.
(ii)    No part of the proceeds of any Borrowing will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.
(l)    Nature of Business. None of the Diamond Resorts Parties is engaged in any business other than the acquisition, marketing, sale, development, management, rental and operation of timeshare resorts and other timeshare activities, the provision of financing for the purchase of Timeshare Properties and other leisure activities (exclusive of gaming) and activities directly related to or otherwise supporting any of the foregoing.
(m)    Adverse Agreements, Etc. (i) None of the Diamond Resorts Parties is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

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(ii)    None of the Diamond Resorts Entities is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default (individually or in the aggregate) could reasonably be expected to result in a Material Adverse Effect.
(n)    Title to Properties. (i) Each Diamond Resorts Party has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for (a) minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes or (b) defects in titles or leasehold interests in properties or assets in Europe, to the extent such defects exist on the Closing Date and could not (individually or in the aggregate) reasonably be expected to result in a Material Adverse Effect. All such material properties and assets are free and clear of Liens.
(ii)    Each Diamond Resorts Party has complied in all material respects with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each Diamond Resorts Party enjoys peaceful and undisturbed possession under all such material leases.
(iii)    As of the Closing Date, no Diamond Resorts Party has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting any Resort or any real property related thereto or any sale or disposition thereof in lieu of condemnation.
(o)    No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Diamond Resorts Parties to the Administrative Agent or any Lender in connection with the negotiation of any Transaction Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of the Diamond Resorts Parties represents only that it acted in good faith and utilized reasonable assumptions (based upon accounting principles consistent with the historical audited financial statements of such Diamond Resorts Parties and applying the effects of purchase accounting adjustment required or permitted by GAAP) and due care in the preparation of such information, report, financial statement, exhibit or schedule.
(p)    Environmental Matters. (i) Except as set forth in Schedule 4.1(p) hereto and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Diamond Resorts Party (A) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (B) has become subject to any Environmental Liability, (C) has received notice of any claim with respect to any Environmental Liability or (D) knows of any basis for any Environmental Liability.

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(ii)    Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 4.1(p) hereto that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
(q)    Insurance. Schedule 4.1(q) hereto sets forth a true, complete and correct description of all insurance maintained by the Diamond Resorts Entities as of the Closing Date. As of the Closing Date, such insurance is in full force and effect and all premiums have been duly paid. Each Diamond Resorts Entity has insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.
(r)    Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Borrowing and after giving effect to the application of the proceeds of each Borrowing, (i) the fair value of the assets of each Diamond Resorts Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each Diamond Resorts Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Diamond Resorts Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each Diamond Resorts Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.
(s)    Location of Bank Accounts. Schedule 4.1(s) sets forth a complete and accurate list as of the Closing Date of all deposit, checking and other bank accounts maintained by each Diamond Resorts Party into which proceeds of the Timeshare Loans are deposited or credited, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).
(t)    Intellectual Property. Each Diamond Resorts Party owns or licenses or otherwise has the right to use all licenses, permits, trademarks, trademark applications, patents, patent applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operation of its businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.
(u)    Investment Company Act. None of the Diamond Resorts Parties is an “investment company” or an “affiliated person” or “promoter” of, or “principal underwriter” of or for, an “investment company”, as such terms are defined in the 1940 Act and the Borrower (i) will be relying on an exclusion or exemption from the definition of “investment company” contained in Rule 3a-7 under the 1940 Act, although there may be additional exclusions or exemptions available to the Borrower, and (ii) is not a “covered fund” under Section 13 of the Bank Holding Company Act of 1956, as amended.

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(v)    Lien Priority. The Collateral Documents, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Subject Collateral, in each case prior and superior in right to any other person, other than Permitted Liens.
(w)    Timeshare Interests. (i) The sale, offering for sale and financing of Timeshare Interests (A) do not constitute the sale, or the offering for sale, of securities subject to registration requirements of the Securities Act or any state or foreign securities laws, (B) except to the extent that any such violations are set forth on Schedule 4.1(w)(i) or, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, do not violate any Timeshare Laws or any other law of any state or foreign country in which sales or solicitation of Timeshare Interests occur and (C) except to the extent that any such violation(s) are set forth on Schedule 4.1(w)(i) or, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, do not violate any consumer credit or usury laws of any state or foreign country in which sales or solicitations of Timeshare Interests occur. Except to the extent that any such failures, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Diamond Resorts Entities have failed to make or cause to be made any registration or declarations with any Governmental Authority necessary to the ownership of the Resorts or to the conduct of their business, including laws and regulations applicable to their business and activities, the operation of the Resorts and the sale, or offering for sale, of Timeshare Interests. Except to the extent that any such noncompliance, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each of the Diamond Resorts Entities have, to the extent required by their activities and businesses, complied with all laws and regulations applicable to their businesses and activities.
(ii)    Schedule 4.1(w)(ii) sets forth, with respect to each Resort, (A) the states and countries in which Timeshare Interests with respect to such Resort are being sold or marketed, (B) if such Resort is a Points Based Resort and (C) for each Points Based Resort, the trust or other entity that is the owner of the real property rights with respect to such Resort. Except as set forth on Schedule 4.1(w)(ii), each Diamond Resorts Entity has filed in each jurisdiction in which such filing is a legal prerequisite to the marketing of Timeshare Interests therein all applicable documents with the appropriate Governmental Authorities required to authorize the sale of Timeshare Interests in such jurisdictions and has subjected each Resort to certain limitations, restrictions, conditions and covenants as described in the timeshare declarations and as hereinafter set forth in accordance with the provisions of any applicable laws, statutes or regulations (such laws, statutes or regulations and all amendments, modifications or replacements thereof and successors thereto, and all regulations and guidelines promulgated thereunder or with respect thereto, now or hereafter enacted, being hereinafter collectively referred to as the “Timeshare Laws”), except for any failure to make such filings or any failure to subject each Resort to certain limitations, restrictions, conditions and covenants that could not reasonably be expected to have a Material Adverse Effect. All material documents used in connection with the creation of the Timeshare Interests, the sale of the Timeshare Interests and the operation of the Resorts as timeshare resorts, including Declarations, by-laws and rules and regulations of homeowners’ associations, management agreements, forms of contracts of sale and deeds, and all other documents used a Diamond Resorts Entity in connection with the sale of Timeshare Interests, the operation of the

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Resorts as timeshare resorts and the regulation, management and administration thereof (collectively, the “Timeshare Documents”) comply with all Timeshare Laws, except for any non-compliance that could not reasonably be expected to result in a Material Adverse Effect.
(x)    Timeshare Interest Exchange Network. The exchange system operated by THE ClubSM is being operated in compliance with all applicable Timeshare Laws, except for any non-compliance that could not reasonably be expected to result in a Material Adverse Effect. To the extent any Diamond Resorts Entity has entered into written agreements with Resort Condominiums International, LLC (or one of its wholly owned subsidiaries), Interval International, Inc. or other exchange networks, each such party are members and participants pursuant to validly executed and enforceable written agreements in such exchange networks, as applicable. Each Diamond Resorts Entity, as applicable, has paid all fees and other amounts due and owing under such agreements and are not otherwise in default in any respect thereunder, except to the extent that could not reasonably be expected to result in a Material Adverse Effect.
(y)    Reservation Systems. (i) Each Diamond Resorts Entity has filed all applicable documents with the appropriate Governmental Authorities required with respect to the Reservation System(s), and the operation of the Reservation System(s) do not violate any Timeshare Laws or any other law of any state or foreign country in which owners of Points Based Timeshare Properties are located, in each case except to the extent that such violation could not reasonably be expected to result in a Material Adverse Effect.
(ii)    To the knowledge of the Diamond Resorts Parties, neither the ATLAS software application nor any other software application(s) used for the Reservation System(s) interferes with, infringes upon, misappropriates or otherwise comes into conflict with any intellectual property, proprietary or other rights of third parties, and none of the Diamond Resorts Parties has received or become aware of any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that any Subsidiary must license or refrain from using any intellectual property rights of any third party), except to the extent that such violation could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of each Diamond Resorts Party, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of a Diamond Resorts Entity with respect to the ATLAS software application.
(iii)    The ratio of (A) the total number of Points sold to customers to (B) the total number of Points allocable to available space in Points Based Resorts and available in the Reservation System(s) does not exceed 1.0 to 1.0, consistent with applicable Timeshare Law.
(z)    Common Areas. To the extent that any Diamond Resorts Entity is obligated to construct common areas and amenities, the common areas and amenities appurtenant to sold Timeshare Interests, and the streets and other off-site improvements contained within the projects, have been completed or a bond insuring the completion thereof has been obtained, except to the extent that such failure to complete or post a bond is not reasonably likely to have a Material Adverse Effect, and such interests in such common areas are free and clear of all Liens except for Permitted Liens.

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(aa)    Homeowners’ Association, Maintenance Fees and Developer Subsidies. All homeowners’ association fees, maintenance fees and developer subsidies, as applicable, required to be paid by any Diamond Resorts Party and which are past due have been paid, except to the extent that such past due fees do not exceed $5,000,000 in the aggregate.
(bb)    Condemnation. No condemnation or other proceeding in the nature of eminent domain has been commenced or, to any Diamond Resorts Party’s best knowledge, is threatened or contemplated with respect to all or any portion of any Resort or for the relocation of roadways providing access to any Resort.
(cc)    Utilities and Public Access. Each Resort has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Resort for its respective intended uses. All public utilities necessary to the full use and enjoyment of each Resort for are located either in the public right-of-way abutting such Resort (which are connected so as to serve such Resort without passing over the property) or in recorded easements serving such Resort for its current purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.
(dd)    Use of Property. Each Resort is used exclusively as a timeshare resort, hotel or other appurtenant and related uses.
(ee)    Certificates of Occupancy; Licenses. All material certifications, permits, licenses and approvals, including, for Resorts developed by a Diamond Resorts Entity, certificates of completion and occupancy permits required for the legal use, occupancy and operation of each Resort as a time share resort or hotel, have been obtained and are in full force and effect, other than any such certifications, permits, licenses or approvals for (i) pending construction and (ii) properties or assets in Europe that have not been obtained or are not in full force and effect on the Closing Date, to the extent as could not (individually or in the aggregate) reasonably be expected to result in a Material Adverse Effect. The use being made of each Resort is in conformity with the certificate of occupancy for such Resort.
(ff)    Flood Zone. None of the improvements on any Resort are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards or, if so located, flood insurance in amounts required by law is in full force and effect with respect to each Resort.
(gg)    Physical Condition. Except as set forth in Schedule 4.1(gg) hereto, each Resort, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in any Resort that would prevent the use of such Resort as a time share resort, hotel or other appurtenant and related uses; and no Diamond Resorts Party has received notice from any insurance company or bonding company of any defects or inadequacies in any Resort, or any part hereof, which would materially adversely affect the

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insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.
(hh)    Boundaries. All of the improvements which were included in determining the appraised value of each Resort lie wholly within the boundaries and building restriction lines of such Resort, and no improvements on adjoining properties encroach upon such Resort, and no easements or other encumbrances upon the applicable Resort encroach upon any of the improvements, so as to affect the value or marketability of the applicable Resort except those which are insured against by a title insurance policy.
(ii)    Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable legal requirements currently in effect in connection with the transfer of any Timeshare Property to the applicable mortgagor have been paid.
(jj)    Management Agreement. To the best of each Diamond Resorts Party’s knowledge, the Management Agreements are in full force and effect and to the knowledge of each Diamond Resorts Party there is no material default thereunder by any Diamond Resorts Entity party thereto or, to the knowledge of each Diamond Resorts Party, by any other party thereto, other than any such default that could not reasonably be expected to result in a Material Adverse Effect, and no event has occurred that, with the passage of time or the giving of notice, would constitute such a default thereunder.
(kk)    Illegal Activity. No portion of any Resort or any real property related thereto has been or will be purchased with proceeds of any illegal activity.
(ll)    Sanctioned Persons. None of the Diamond Resorts Entities nor, to the knowledge of any Diamond Resorts Party, any director, officer, agent, employee or Affiliate of a Diamond Resorts Entity is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower will not directly or indirectly use the proceeds of the Borrowings or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(mm)    [Reserved].
(nn)    Schedules. All of the information which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate in all material respects and does not omit to state any information material thereto.
(oo)    [Reserved]
(pp)    [Reserved]
(qq)    [Reserved]

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(rr)    Accounting and Tax Treatment. Parent and each of its Affiliates has and intends in the future to properly disclose and account for the transactions contemplated by the Transaction Documents as an on balance sheet transaction in accordance with GAAP. The transaction contemplated by the Transaction Documents is a structured financing for tax purposes.
(ss)    Borrowing Certificate. Each Borrowing Certificate is accurate in all material respects as of the date thereof.
(tt)    Fiscal Year. The fiscal year-end date of Holdings, Parent and Diamond Resorts Corporation is December 31.
(uu)    Unrestricted Subsidiary Information. All information provided to the Administrative Agent and the Lenders with respect to all Unrestricted Subsidiaries is accurate and complete as of such date the information is provided.
ARTICLE V
COVENANTS
Section 5.1.    Covenants. Each of the Seller, the Borrower and each Performance Guarantor, each solely as to itself, covenants and agrees with the Administrative Agent and the Lenders, through the Facility Termination Date and thereafter so long as any amount of the Borrowings hereunder shall remain outstanding or any monetary obligation arising hereunder shall remain unpaid, unless the Administrative Agent shall otherwise consent in writing, that it shall:
(a)    Reporting Requirements. Furnish to the Administrative Agent and each Lender:
(i)    within 120 days after the end of the fiscal year ended December 31, 2016 and within 90 days after the end of each fiscal year thereafter, Parent’s consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Parent and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(ii)    within 45 days after the end of the first fiscal quarter ended March 31, 2016 and within 45 days after the end of each fiscal quarter (including the fourth fiscal quarter) of each fiscal year, Parent’s consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Parent and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations

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of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.
(iii)    concurrently with any delivery of financial statements under paragraph (i) or (ii) above, (A) a narrative discussion and analysis of the financial conditions and results of operations of Parent and its consolidated subsidiaries for such fiscal year or fiscal quarter, as applicable, and for the period from the beginning of the then current fiscal year to the end of such fiscal year or quarter, as compared to the comparable periods of the previous years, and (B) a certificate of the accounting firm (in the case of paragraph (i), if and to the extent such financial statements are required to be audited pursuant to paragraph (i) and the accounting firm is not restricted from providing such report by the policies of its national office) and a Financial Officer (in the case of paragraph (i) or (ii)) opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (1) certifying that no Default has occurred or, if a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (2) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the Financial Covenants;
(iv)    within 90 days after the beginning of each fiscal year of Parent commencing after the Closing Date, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;
(v)    [Reserved];
(vi)    two Business Days prior to each Funding Date, a Borrowing Certificate, together (if required by any Lender) with an electronic tape detailing the Timeshare Loans covered by such Borrowing Certificate;
(vii)    promptly after submission to any Governmental Authority, all documents and written information furnished to such Governmental Authority in connection with any investigation of any Diamond Resorts Party other than those relating to routine inquiries by such Governmental Authority;
(viii)    as soon as possible, and in any event within three Business Days after the occurrence of an Event of Default, Servicer Event of Default, Amortization Event or Default or the occurrence of any event or development that is reasonably likely to have a Material Adverse Effect, the written statement of an Authorized Officer setting forth the details of such Event of Default, Servicer Event of Default, Amortization Event or Default, other event or Material Adverse Effect and the action which Parent and its Subsidiaries propose to take with respect thereto;

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(ix)    (A) as soon as possible and in any event (1) within ten days after any Diamond Resorts Party or any ERISA Affiliate thereof knows or has reason to know that any Termination Event with respect to any Plan has occurred, or (2) within ten days after any Diamond Resorts Party or any ERISA Affiliate thereof knows or has reason to know that, with respect to any plan year beginning prior to January 1, 2009, an accumulated funding deficiency has been incurred, or with respect to any plan year beginning after December 31, 2008, a minimum required contribution has not been paid, or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Code with respect to an Plan, a statement of an Authorized Officer setting forth the details of such occurrence and the action, if any, which such Diamond Resorts Party or such ERISA Affiliate proposes to take with respect thereto, (B) promptly and in any event within three days after receipt thereof by any Diamond Resorts Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Diamond Resorts Party or any ERISA Affiliate thereof of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within ten days after the filing thereof if requested by the Administrative Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan and Multiemployer Plan, and (D) promptly and in any event within 10 days after any Diamond Resorts Party or any ERISA Affiliate thereof sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each notice sent by such Diamond Resorts Party or such ERISA Affiliate thereof;
(x)    promptly after the commencement thereof but in any event not later than five days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Diamond Resorts Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which is reasonably likely to have a Material Adverse Effect;
(xi)    promptly after the sending or filing thereof, copies of all statements, reports and other information (other than matters solely of an administrative nature) that any Diamond Resorts Party sends to holders generally (other than Diamond Resorts Parties) of its Indebtedness or its securities or files with the SEC or any national (domestic or foreign) securities exchange;
(xii)    promptly upon receipt thereof, copies of all financial reports (including management letters) submitted to any Diamond Resorts Party by its auditors in connection with any annual or interim audit of the books thereof;
(xiii)    promptly upon request, such other information pertaining to the Collateral as the Administrative Agent or a Lender may reasonably request, including month-end remittance reports in both paper and electronic form relating to the Timeshare Loans;
(xiv)    promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Diamond Resorts Party as the Administrative Agent may from time to time reasonably request;

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(xv)    promptly (but in any event, within five Business Days) after any of the Performance Guarantors undertakes a financing in which the financial covenants are more favorable to the lenders party thereto than the financial covenants made under the Transaction Documents, notice to the Administrative Agent of such financing and a copy of the financial covenants agreed thereto; and
(xvi)    any other reports and updates as reasonably requested by the Administrative Agent or any Lender.
(b)    Existence; Compliance with Laws, Businesses and Properties.
(i)    Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except that (A) Holdings, Diamond Resorts Corporation and any other Subsidiary may purchase and sell Timeshare Interests in the ordinary course of business and (B) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (w) Diamond Resorts Corporation may merge, liquidate, reorganize or otherwise be restructured into a newly-formed Subsidiary in a transaction the purpose of which is to re-organize Diamond Resorts Corporation as a limited liability company; provided that (1) such transaction (or series of transactions) does not result in a material increase in the tax obligations payable in cash (on a consolidated basis) for Parent, Holdings, Diamond Resorts Corporation, each Subsidiary of Diamond Resorts Corporation and the holders of Equity Interests in Parent and (2) immediately following such transaction, Diamond Resorts Corporation has satisfied its obligations under Section 5.1(z) (including the execution of any further documents, financing statements, agreements and instruments, and the taking of all other actions, that may be reasonably requested by the Administrative Agent), (x) any wholly owned Subsidiary may merge into Diamond Resorts Corporation in a transaction in which Diamond Resorts Corporation is the surviving corporation, (y) any wholly owned Subsidiary of Diamond Resorts Corporation may merge into or consolidate with any other wholly owned Subsidiary of Diamond Resorts Corporation in a transaction in which the surviving entity is a wholly owned Subsidiary of Diamond Resorts Corporation and no person other than Diamond Resorts Corporation or a wholly owned Subsidiary receives any consideration (provided that if any party to any such transaction is a Performance Guarantor, the surviving entity of such transaction shall be a Performance Guarantor) and (z) Diamond Resorts Corporation and the other Subsidiaries (other than Holdings) may make Permitted Acquisitions.
(ii)    Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names used in the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all respects with all Applicable Laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property used in the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except in

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each case to the extent that failure to do so could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(c)    Keeping of Records and Books of Account. Keep adequate records and books of account, with complete entries made in accordance with GAAP.
(d)    Inspection Rights. Permit, and cause each of the relevant Subsidiaries to permit, the Administrative Agent, the Lenders or their respective representatives at any time and from time to time during normal business hours and, unless a Default or Event of Default, Servicer Event of Default or Amortization Event has occurred and is continuing, upon reasonable notice, at the expense of the Borrower, to examine and make copies of and abstracts from their records and books of account, to visit and inspect the Resorts, to verify materials, leases, notes receivable, deposit accounts and other assets of the Diamond Resorts Parties and their Subsidiaries related to the Timeshare Loans, the Collections and/or the Resorts, to conduct, on a reasonable basis and, in consultation with the Borrower (unless a Default or Event of Default, Servicer Event of Default or Amortization Event has occurred and is continuing, in which case no such consultation shall be required), audits, physical counts, valuations, appraisals (other than those provided for in Section 5.1(e) hereof), environmental assessments or examinations and to discuss their affairs, finances and accounts related to the Timeshare Loans and/or Resorts with any of the directors, officers, managerial employees, independent accountants or other representatives thereof.
(e)    Appraisal Rights. Permit, and cause each of their Subsidiaries to permit, the Administrative Agent or representatives thereof (for the benefit of the Lenders) at any time and from time to time on a reasonable basis, at the expense of the Borrower, to conduct (or engage third parties to conduct) such examinations (including appraisals, audits, verifications and evaluations) relating to the Timeshare Loans, the Collections and the Resorts; provided that the Administrative Agent may conduct no more than one such examination in any calendar year, unless an Event of Default has occurred and is continuing, in which case the Administrative Agent may, in its discretion, conduct examinations more frequently.
(f)    Maintenance of Properties, Etc. Repair, replace, maintain and preserve, and cause each of their Subsidiaries to repair, replace, maintain and preserve, all of their properties (whether owned or held under lease) which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of their Subsidiaries to comply, at all times with the provisions of all leases to which each of them is a party as lessee or under which each of them occupies property so as to prevent any material loss or forfeiture thereof or thereunder.
(g)    Maintenance of Insurance. Maintain, and cause each of their Subsidiaries to maintain, or cause other Persons to maintain for Parent and its Subsidiaries, insurance with responsible and reputable insurance companies or associations (including, comprehensive general liability, hazard, rent and business interruption insurance) with respect to their properties (including all real properties leased or owned by them) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the

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Administrative Agent. To the extent such policies name a Diamond Resorts Party or its Subsidiaries as a named insured, all policies covering the Collateral are to be made payable to the Administrative Agent for the benefit of the Lenders, as its interests may appear, in case of loss, under a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as the Administrative Agent may reasonably require to protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Administrative Agent, and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Administrative Agent for the benefit of the Lenders, and shall provide for not less than 30 days’ prior written notice to the Administrative Agent of the exercise of any right of cancellation. If the Diamond Resorts Parties or any of their Subsidiaries fail to maintain such insurance, the Administrative Agent may arrange for such insurance, but at the Borrower’s expense and without any responsibility on the Administrative Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, a Servicer Event of Default or an Amortization Event, the Administrative Agent shall have the sole right, in the name of the Lenders, the Diamond Resorts Parties and their Subsidiaries, to file claims under any insurance policies (to the extent related to the Collateral), to receive, receipt and give acquittance for any payments that may be payable thereunder in respect of the Subject Collateral and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims in respect of the Collateral under any such insurance policies, subject to the rights of third parties that have been granted a Permitted Lien that is prior to the Lien in favor of the Administrative Agent.
(h)    Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of their Subsidiaries to obtain, maintain and preserve, all permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of its business, except where the failure to obtain, maintain or preserve such permits, licenses, authorizations, approvals, entitlements and accreditations is not reasonably likely to have a Material Adverse Effect.
(i)    Custodial Agreements. Cause the Borrower to comply with its obligations under the Custodial Agreement (including its obligations thereunder to maintain and deliver the Timeshare Loan Files to the Custodian).
(j)    Environmental. Comply, and cause all lessees and other persons occupying its properties to comply, in all respects with all Environmental Laws applicable to its operations and properties; obtain and renew all environmental permits necessary for its operations and properties; and conduct any remedial action in accordance with Environmental Laws, except in each case to the extent that failure to do so could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; provided, however, that none of the Diamond Resorts Entities shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

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(k)    Change in Collateral; Collateral Records. (i) Give the Administrative Agent and each Lender not less than 30 days’ prior written notice of any change in the location of any portion of the Subject Collateral, other than to locations existing on the Closing Date and with respect to which the Administrative Agent has filed financing statements and otherwise fully perfected its Liens thereon.
(ii)    Advise the Administrative Agent and each Lender promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon.
(l)    Timeshare Loan Information. Maintain, and cause each of their Subsidiaries to maintain, or other Persons shall maintain for Parent and its Subsidiaries, files that are accurate and complete in all material respects relating to the Timeshare Loans.
(m)    Use of Proceeds. Ensure that no part of the proceeds of the Borrowings will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or in a manner that, or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board.
(n)    Management of Cash. (i) Establish and maintain a cash management system in which cash proceeds from Timeshare Loans subject to the Lien of the CSA are either not commingled with cash proceeds from Timeshare Loans not subject to the Lien of the CSA or are subject to Deposit Account Control Agreements and/or intercreditor agreements satisfactory in form and substance to the Administrative Agent and (ii) cause all custodians having possession of any Timeshare Loan Files and related documents and instruments not subject to the Lien of the CSA to be segregated and not commingled with Timeshare Loan Files and related documents and instruments that are subject to the Lien of the CSA. The Diamond Resorts Parties shall, and shall cause their Subsidiaries to, deposit and maintain all proceeds from Timeshare Loans in one or more Deposit Accounts; provided that at all times each such Deposit Account shall be subject to a legal, valid and binding Deposit Account Control Agreement in form and substance satisfactory to the Administrative Agent. Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, the failure to have all such Deposit Account Control Agreements in effect in accordance with this Section 5.1(n) on or before the Closing Date shall be an Event of Default.
(o)    Management Availability. Cause its senior management and advisors, and use reasonable efforts to cause each of their Subsidiaries to cause such Subsidiary’s senior management and advisors, to be available to the Administrative Agent or representatives thereof on a monthly basis at times and locations to be agreed upon and to provide the Administrative Agent or representatives thereof with an update with respect to current operations and information regarding the previous month’s actual operating and financial results.
(p)    Management of Resorts. With respect to each Resort with which they have a management contract on the Closing Date, use commercially reasonable efforts to maintain, and cause each of their Subsidiaries to use commercially reasonable efforts to maintain, such management contracts, except to the extent that the failure to maintain such management contracts is not reasonably likely to have a Material Adverse Effect.

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(q)    Homeowners’ Association and Maintenance Fees. Pay, and cause each of their Subsidiaries to pay, all homeowners’ association and maintenance fees required to be paid by them before such fees become delinquent, except to the extent that such past due fees do not exceed $5,000,000 at any time, or become a Lien (other than a Permitted Lien) or charge upon any of its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the nonpayment thereof and with respect to which adequate reserves have been set aside for the payment thereof.
(r)    Timeshare Obligations. Comply, and cause each of their Subsidiaries to comply, with all of their respective obligations under the Timeshare Documents, except to the extent that any non-compliance would not reasonably be expected to have a Material Adverse Effect.
(s)    Regulatory Matters. Comply, and cause each of their Subsidiaries to comply, with all applicable regulations of any Governmental Authority with respect to the sale of Timeshare Properties in each jurisdiction in which they are currently selling Timeshare Properties, except to the extent such noncompliance is not reasonably likely to have a Material Adverse Effect.
(t)    Collection Obligations. Use its reasonable best efforts to cause each Collection: (i) to comply with all Applicable Law applicable to it and with each material instrument, agreement or document to which it is a party or by which it is bound, except to the extent that any noncompliance could not reasonably be expected to result in a Material Adverse Effect; (ii) to administer and maintain all obligations under each Collection according to the terms and conditions of each instrument, agreement or document to which the Collection or any other Subsidiary is a party or by which it is bound, except to the extent that any noncompliance could not reasonably be expected to result in a Material Adverse Effect; and (iii) not to take any action or omit to take any action under the related Collection Trust Agreement and any other documents and agreements related to the management of such Collection that would have a Material Adverse Effect on the interests of the Administrative Agent or the Lenders without the prior written consent of the Administrative Agent.
(u)    Systems. At all times maintain, and cause each of their Subsidiaries to maintain, accounting and inventory interval systems at least at their current levels.
(v)    Inventory Management. Maintain and cause each of their Subsidiaries to maintain, a backup storage and disaster recovery program for their inventory management systems reasonably acceptable to the Administrative Agent.
(w)    Reservation Systems. Maintain the Reservation System(s) in accordance with all Applicable Law applicable to it and with each material instrument, agreement or document which applies to such Reservation System(s), except to the extent such non-compliance would not reasonably be expected to have a Material Adverse Effect.
(x)    Power of Attorney. Grant to the Administrative Agent a power of attorney, in form and substance mutually agreed between the Administrative Agent and the Borrower, executed by the Diamond Resorts Parties and relating to the resolution of exceptions pursuant to the Custodial Agreement.

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(y)    Insurance Proceeds and Condemnation Awards. Reasonably cooperate with the Administrative Agent in obtaining for the Administrative Agent (for the benefit of the Lenders) the benefits of any insurance proceeds or condemnation awards lawfully or equitably payable in connection with any Collateral, and the Administrative Agent shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and the payment by each Diamond Resorts Party of the expense of an appraisal on behalf of the Administrative Agent in case of casualty or condemnation affecting any Collateral) out of such insurance proceeds or condemnation awards.
(z)    Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under Applicable Law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Transaction Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Transaction Documents. In addition, from time to time, each Diamond Resorts Party will, at its cost and expense (and will cause the other Diamond Resorts Parties to), promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to the Collateral. Such security interests and Liens will be created under security agreements and other instruments and documents in form and substance satisfactory to the Administrative Agent, and each Diamond Resorts Party shall deliver or cause to be delivered to the Administrative Agent and each Lender all such instruments and documents (including legal opinions and lien searches) as the Administrative Agent or any Lender shall reasonably request to evidence compliance with this Section. Each Diamond Resorts Party agrees to provide such evidence as the Administrative Agent or any Lender shall reasonably request as to the perfection and priority status of each such security interest and Lien.
(aa)    Separateness Covenants. Take all actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Katten Muchin Rosenman LLP, special counsel to Diamond Resorts Corporation and the Borrower, relating to the issues of substantive consolidation and true sale of the Timeshare Loans to the Borrower.
(bb)    Transaction Documents. Perform in all material respects each of the respective agreements and indemnities applicable to it and comply in all material respects with each of the respective terms and provisions applicable to it under the Transaction Documents to which it is party, which agreements and indemnities are hereby incorporated by reference into this Agreement as if set forth herein in full; it shall, to the extent any other party shall fail to perform any of its obligations in the Transaction Documents, take all reasonable action to enforce the obligations of each of the other parties to such Transaction Documents which are contained therein.
(cc)    Communications. Furnish to the Administrative Agent and each Lender a copy of each opinion, certificate, report, statement, notice or other communication (other than investment instructions) relating to the Borrowings hereunder which is furnished by or on behalf of it to the other or to the Collateral Agent and furnish to the Administrative Agent and each Lender after receipt thereof, a copy of each notice, demand or other communication relating to the

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Borrowings hereunder, this Agreement or the CSA received by it; and (ii) such other information, documents records or reports respecting the Timeshare Loans or the Borrower as the Administrative Agent or any Lender may from time to time reasonably request.
(dd)    Underwriting Guidelines. Not amend, supplement or replace the Underwriting Guidelines, without the consent of the Administrative Agent, such consent to not be unreasonably withheld and which consent shall not be required to the extent that such amendment or supplement is not material. Shall provide the Administrative Agent and each Lender written notice of any proposed amendment, supplement or replacement at least ten days prior to the date thereof.
(ee)    Other Indebtedness. Perform in all material respects each of the respective agreements and indemnities applicable to it and comply in all material respects with each of the respective terms and provisions applicable to it under the transaction documents for any indebtedness for which it is a party.
(ff)    Final Closing Documents. Deliver final original executed documents to the Administrative Agent and each Lender within 45 days of the Closing Date.
(gg)    Fiscal Year. With respect to Parent, Holdings and Diamond Resorts Corporation, not change their fiscal year-end to a date other than December 31.
(hh)    [Reserved].
(ii)    Unrestricted Subsidiaries. Promptly notify the Administrative Agent and all Lenders in writing of the occurrence of any additional Unrestricted Subsidiaries not specifically included in the definition of “Unrestricted Subsidiary”.

ARTICLE VI
INCREASED COSTS, INCREASED CAPITAL, ETC.
Section 6.1.    Increased Costs. Subject to the provisions of Section 6.4 hereof, if, due to the introduction of or any change (including any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or the imposition of any guideline or request from any central bank or other Governmental Authority after the date hereof, there shall be an increase in the cost to a Lender of making, funding or maintaining any advance or Borrowing hereunder or any interest therein or of agreeing to purchase or invest in the Borrowings hereunder or any interest therein, as the case may be (other than by reason of any interpretation of or change in laws or regulations relating to Taxes or Excluded Taxes), the Borrower shall, upon written demand by such Lender (with a copy to the Administrative Agent and each Lender), direct the Paying Agent in writing to pay to the Administrative Agent for the benefit of such Lender that portion of such increased costs incurred which such Lender reasonably determines is attributable to making, funding or maintaining advance or Borrowing hereunder or any interest therein or agreeing to purchase or invest in the Borrowings hereunder or any interest therein, as the case may be. In determining such

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amount, such Lender may use any reasonable averaging and attribution methods, consistent with the averaging and attribution methods generally used by such Lender in determining amounts of this type. A certificate as to such increased costs incurred submitted to the Borrower and the Administrative Agent, setting forth the calculation thereof in reasonable detail, shall be prima facie evidence as to the amount of such increased costs. Any Lender that incurs such increased costs as described in this Section 6.1 shall use its commercially reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to take such steps as would eliminate or reduce the amount of such increased costs; provided that no such steps shall be required to be taken if, in the reasonable judgment of such Lender, such steps would be materially disadvantageous to such Lender.
Section 6.2.    Increased Capital. Subject to the provisions of Section 6.4 hereof, if the introduction of or any change in or in the interpretation of any law or regulation or the imposition of any guideline or request from any central bank or other Governmental Authority after the date hereof, affects or would affect the amount of capital required or expected to be maintained by any Lender after the date hereof, and such Lender determines that the amount of such capital is increased as a result of (i) the existence of such Lender’s agreement to make or maintain an investment in the Borrowings hereunder or any interest therein or (ii) the existence of any agreement by such Lender to make or maintain an investment in the Borrowings hereunder or any interest therein or to fund any such investment after the date hereof, then, upon written demand by such Lender (with a copy to the Administrative Agent and each Lender), the Borrower shall direct the Paying Agent in writing to pay to the Administrative Agent for the benefit of such Lender, additional amounts, as specified by such Lender, sufficient to compensate such Lender in light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocated to the existence of such Lender’s agreement described in clause (i) above or the commitments of such Lender described in clause (ii) above. In determining such amounts, such Lender may use any reasonable averaging and attribution methods, consistent with the averaging and distribution methods generally used by such Lender in determining amounts of this type. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender, setting forth the calculation thereof in reasonable detail, shall be prima facie evidence of the amounts so owed. Any Lender that is entitled to compensation for increases in capital as described in this Section 6.2 shall use its commercially reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to take such steps as would eliminate or reduce the amount of such compensation; provided that no such steps shall be required to be taken if, in the reasonable judgment of such Lender, such steps would be materially disadvantageous to such Lender.
Section 6.3.    Taxes. (a) Any and all payments and deposits required to be made hereunder or under the CSA to or for the benefit of a Lender shall be made, to the extent allowed by law, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes, levies, imposts, deductions, charges or withholdings imposed on, or measured by reference to, the net income of such Lender, franchise taxes imposed on such Lender, and taxes (other than withholding taxes), levies, imposts, deductions, charges or withholdings imposed on the receipt or gross receipts of such Lender by any of (i) the United States or any State thereof, (ii) the state or foreign jurisdiction under the laws of which such Lender is organized, with which it has a present or former connection (other than solely by reason of this Agreement), or in which it is otherwise doing business or (iii) any

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political subdivision thereof (all such excluded items being referred to as “Excluded Taxes” and all such taxes, levies, imposts, deductions, charges, withholdings and liabilities other than Excluded Taxes being referred to as “Taxes”).
(b)    Subject to the limitations set forth in Sections 6.3 and 6.4 hereof, the Borrower shall indemnify each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 6.3) paid by such Lender due to the modification of or any change in or in the interpretation or administration by any governmental or regulatory agency or body charged with the interpretation or administration of any law or regulation relating to Taxes after the date hereof (including penalties, interest and expenses) arising therefrom or required to be paid with respect thereto. Each Lender agrees to promptly notify the Administrative Agent and the Borrower of any payment of such Taxes made by it and, if practicable, any request, demand or notice received in respect thereof prior to such payment. Each Lender shall be entitled to payment of this indemnification within 30 days from the date such Lender makes written demand therefor to the Administrative Agent and the Borrower. A certificate as to the amount of such indemnification submitted to the Borrower and the Administrative Agent by such Lender setting forth in reasonable detail the basis for and the calculation thereof, shall be prima facie evidence of the amounts so owed.
(c)    Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent and each Lender the original or a certified copy of a receipt evidencing payment thereof.
Section 6.4.    Nonrecourse Obligations; Limited Recourse. Notwithstanding any provision in any other Section of this Agreement or the Transaction Documents to the contrary, the obligation of the Borrower to pay any amounts payable to the Lenders or the Administrative Agent pursuant to this Agreement shall be without recourse to any Diamond Resorts Party, the Paying Agent, the Collateral Agent or any Affiliate, officer or director of any of them and the obligation to pay any amounts hereunder shall be limited solely to the application of the Subject Collateral, to the extent that such amounts are available for distribution.
ARTICLE VII
THE ADMINISTRATIVE AGENT
Section 7.1.    Authorization and Action of Administrative Agent. (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Transaction Document and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and any other Transaction Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read

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into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)    The Administrative Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care. To the extent the Administrative Agent receives any report, information or notice pursuant to any Transaction Document, the Administrative Agent shall not be responsible for forwarding such report, information or notice to any Lender unless specifically required to do so hereunder.
Section 7.2.    Administrative Agent’s Reliance, Etc. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Diamond Resorts Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate (unless another standard of consent is provided herein) and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Required Lenders or, if required hereunder, each Lender and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.
(a)    For purposes of determining compliance with the conditions specified in Section 3.1 hereof, each Lender that has executed this Agreement or otherwise become a party to this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.
Section 7.3.    Liability of Administrative Agent. No Administrative Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by any Diamond Resorts

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Party, or any officer thereof, contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Transaction Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of any Diamond Resorts Party or any other party to any Transaction Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of any Diamond Resorts Party or any of their respective Affiliates.
Section 7.4.    Credit Decision; Disclosure of Information by the Administrative Agent. Each of the Lenders acknowledges that none of the Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Diamond Resorts Party, or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender as to any matter, including whether the Administrative Agent-Related Persons have disclosed material information in their possession. Each of the Lenders, including any Lender by assignment, represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Diamond Resorts Party, or their respective Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each of the Lenders also represents that it shall, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Diamond Resorts Party or their respective Affiliates. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Diamond Resorts Party, or their respective Affiliates which may come into the possession of any of the Administrative Agent-Related Persons.
Section 7.5.    Notices. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any breach of this Agreement or the occurrence of any event which is, or upon the giving of notice, the lapse of time or both would be, an Event of Default, a Servicer Event of Default, an Amortization Event, a Funding Termination Event or a Default, unless the Administrative Agent has received written notice from the Servicer, the Borrower, a Lender referring to this Agreement, describing such Event of Default, Servicer Event of Default, Amortization Event, Funding Termination Event or a Default and stating that such notice is a “Notice of Event of Default,”

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“Notice of Servicer Event of Default,” “Notice of Amortization Event,” “Notice of Funding Termination Event” or “Notice of Default,” as applicable. The Administrative Agent will notify each Lender of its receipt of any such notice as soon as reasonably practical. The Administrative Agent shall (subject to Section 7.2 hereof) take such action with respect to such Event of Default, Servicer Event of Default, Amortization Event, Funding Termination Event or a Default as may be requested by the Required Lenders; provided, however, that unless and until the Administrative Agent shall have received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default, Servicer Event of Default, Amortization Event, Funding Termination Event or a Default as it shall deem advisable or in the best interest of the Lenders.
Section 7.6.    Indemnification of the Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Administrative Agent-Related Person (to the extent not reimbursed by or on behalf of a Diamond Resorts Party and without limiting the obligation of a Diamond Resorts Party, if applicable, to do so), ratably according to their respective Commitments (or, if the Commitments have terminated, their Commitment Percentage), and hold harmless each Administrative Agent-Related Person from and against any and all Indemnified Amounts incurred by it but solely to the extent such Indemnified Amounts were incurred by or arose in connection with the Administrative Agent acting as Administrative Agent and not in its capacity as a Lender; provided, however, that no Lender shall be liable for the payment to any Administrative Agent-Related Person of any portion of such Indemnified Amounts resulting from such Administrative Agent-Related Person’s gross negligence or willful misconduct; provided, however, that no action taken at the direction of the Required Lenders (or at such higher level as may be explicitly required under the terms of this Agreement) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 7.6. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney’s fees) incurred by the Administrative Agent (solely incurred in its rule as Administrative Agent) in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of any Diamond Resorts Party. The undertaking in this Section 7.6 shall survive payment in full of all amounts due hereunder or under the Transaction Documents and the resignation or replacement of the Administrative Agent.
Section 7.7.    Administrative Agent in Individual Capacity. (a) Capital One, National Association (and any successor acting as Administrative Agent) and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Diamond Resorts Party or any of their Subsidiaries or Affiliates as though Capital One, National Association was not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Capital One, National Association or its Affiliates may receive information regarding any Diamond Resorts Party, or their respective Affiliates (including information that may be subject to confidentiality obligations in

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favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.
(a)    Each Lender acknowledges that Capital One, National Association may act as (i) as administrator and agent for one or more conduits and in such capacity acts and may continue to act on behalf of such conduits in connection with its business and (ii) as the agent for certain financial institutions under the liquidity and credit enhancement agreements relating to this Agreement and in various other capacities relating to the business of any liquidity institution and/or the conduits under various agreements. Capital One, National Association, in its capacity as the Administrative Agent shall not, by virtue of its acting in any such other capacities, be deemed to have duties or responsibilities hereunder or be held to a standard of care in connection with the performance of its duties as the Administrative Agent other than as expressly provided in this Agreement. Capital One, National Association may act as the Administrative Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity.
Section 7.8.    Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon ten (10) days’ notice to the Borrower and the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders. If no successor Administrative Agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Required Lenders, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor Administrative Agent hereunder, such successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor Administrative Agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 7.8 and Sections 7.3 and 7.6 hereof shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.
Section 7.9.    Payments by the Administrative Agent. Unless specifically allocated to a particular Lender pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of all Lenders shall be paid by the Administrative Agent to the Lenders (at their respective accounts specified herein or in the applicable Assignment and Assumption Agreements) pro rata in accordance with the Outstanding Loan Balance with respect to the Lenders on the Business Day received by the Administrative Agent, unless such amounts are received after 12:00 p.m. (New York City time) on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to the Lenders on such Business Day, but, in any event, shall pay such amounts to the Lenders not later than the following Business Day. Payments received

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after 3:00 p.m. (New York City time) shall be deemed to have been made on the next Business Day. The Administrative Agent may treat the registered owner of a Note as the absolute owner for purposes of making payments on a Note and for all other purposes whatsoever.
Section 7.10.    Communications. Upon reasonable written request and notice, the Administrative Agent shall provide copies to a Lender of all relevant communications, documents or information obtained or prepared by the Administrative Agent in connection with the Transaction Documents. The Administrative Agent will promptly provide copies of any reports provided in connection with any examination conducted pursuant to Section 5.1(e) hereof.
Section 7.11.    Control by Lenders. (a) The Administrative Agent may (and, upon the direction of the Required Lenders, shall) direct the time, method and place of conducting any action, non-action, the granting or withholding of consent, or the exercise or non-exercise of any remedy available to the Administrative Agent, the Paying Agent, the Collateral Agent or the Lenders. Notwithstanding the generality of the foregoing sentence, the Lenders acknowledge that time is of the essence with respect to actions and decisions undertaken in connection with the Transaction; therefore, each Lender agrees that if the Administrative Agent follows the notice provisions set forth in clause (b) below and a Lender fails to respond to a notice from the Administrative Agent within three Business Days of such Lender receiving such notice, such Lender shall be deemed to have approved or consented to the stated request in such notice. By execution of the amendment to each Joinder Supplement, each Lender shall be deemed to have consented and approved the satisfaction of each of the conditions contained in Section 3.1 hereof.
(b)    With respect to provisions in the Transaction Documents that require an act by the Administrative Agent, the Administrative Agent agrees to provide telephonic notice to each Lender (immediately confirmed in writing (which may be in the form of an email)) and each Lender agrees to acknowledge receipt of the foregoing notice by email to the Administrative Agent promptly, but in no event later than one Business Day of receipt.
(c)    Notwithstanding the foregoing, (i) no such direction shall be in conflict with any rule of law or with this Agreement, (ii) the Administrative Agent shall not be required to follow any such direction which the Administrative Agent reasonably believes might result in any personal liability on the part of the Administrative Agent for which the Administrative Agent is not adequately indemnified and (iii) the Administrative Agent may take any actions deemed proper by the Administrative Agent which are not inconsistent with any prior directions of the Required Lenders and shall be protected to the fullest extent provided herein. The Administrative Agent may cast any vote or give any direction under the CSA on behalf of the Lenders if it has been directed to do so by the Required Lenders or each affected Lender or all Lenders where the consent of each affected Lender or all Lenders is required by the terms of the Transaction Documents.
ARTICLE VIII
ASSIGNMENTS
Section 8.1.    Assignments of Commitments; Confidentiality.

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(a)     [Reserved]
(b)    [Reserved]
(c)    Any sale, transfer, assignment, participation, pledge or other disposition (a “Transfer”) of the Lender’s rights and obligations under this Agreement may be made only in accordance with this Section 8.1. Any Transfer of a Lender’s interest hereunder, or any Commitment Percentage shall be in respect of at least $1,000,000 of such Lender’s Commitment. Any Transfer of an interest in a Note otherwise permitted by this Section 8.1 will be permitted only if it consists of a pro rata percentage interest in all payments made with respect to the Lender’s beneficial interest in such Note.
(d)    Each of the Diamond Resorts Parties hereto authorizes each Lender and the Administrative Agent to disclose to any potential counter-party of a Transfer (a “Transferee”), any prospective Transferee, any party providing or potentially providing credit enhancement to a Lender, any and all financial information in the Lender’s or the Administrative Agent’s possession concerning the Diamond Resorts Parties which has been delivered to the Administrative Agent or such Lender pursuant to the Transaction Documents (including information obtained pursuant to rights of inspection granted hereunder) or which has been delivered to such Lender by or on behalf of the Diamond Resorts Parties in connection with the Administrative Agent’s or such Lender’s credit evaluation of the Diamond Resorts Parties prior to becoming a party to, or purchasing an interest in this Agreement or the Outstanding Borrowings hereunder, provided that each such party agrees in writing to maintain the confidentiality of such information pursuant to the following paragraph.
(e)    The Administrative Agent and each Lender, severally and with respect to itself only, covenants and agrees that any information obtained by the Administrative Agent or such Lender pursuant to, or otherwise in connection with, this Agreement or the other Transaction Documents shall be held in confidence (it being understood that documents provided to the Administrative Agent hereunder and information obtained pursuant to, or otherwise in connection with such documents, may in all cases be distributed by the Administrative Agent to the Lenders and any Qualified Hedge Counterparty) except that the Administrative Agent or such Lender may disclose such information (i) to its officers, directors, members, employees, agents, counsel, accountants, auditors, advisors or representatives who have an obligation to maintain the confidentiality of such information, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Administrative Agent or such Lender, (iii) to the extent such information was available to the Administrative Agent or such Lender on a non-confidential basis prior to its disclosure to the Administrative Agent or such Lender in connection with this transaction, (iv) with the consent of the Borrower or the Seller, (v) to the extent permitted by Section 8.1(d) or (vi) to the extent the Administrative Agent or such Lender should be (A) required in connection with any legal or regulatory proceeding, (B) requested by any Governmental Authority to disclose such information or (C) required in connection with any rule or regulation promulgated by any Governmental Authority; provided, that, in the case of clause (vi), the Administrative Agent or such Lender, as the case may be, will (unless otherwise prohibited by law or in connection with regular regulatory reviews) notify the Borrower of its intention to

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make any such disclosure as early as practicable prior to making such disclosure and cooperate with the Servicer in connection with any action to obtain a protective order with respect to such disclosure.
(f)    Each Lender may, in accordance with Applicable Law, at any time grant participations in all or part of its Commitment or its interest in the Asset Based Loan, including the payments due to it under this Agreement and the CSA (each, a “Participation”), to any Person (each, a “Participant”); provided, however, that no Participation shall be granted to any Person unless and until the Administrative Agent shall have consented thereto (which consent shall not be unreasonably withheld and shall not be required if an Amortization Event shall have occurred and continuing) and the conditions to Transfer specified in this Agreement, including in subsection 8.1(c) hereof, shall have been satisfied and that such Participation consists of a pro rata percentage interest in all principal payments made with respect to such Lender’s beneficial interest (if any) in the Borrowings Outstanding hereunder and a specified interest rate on the principal balance of such Participation. In connection with any such Participation, the Administrative Agent shall maintain a register of each Participant and the amount of each Participation. Each Lender hereby acknowledges and agrees that (i) any such Participation will not alter or affect such Lender’s direct obligations hereunder, and (ii) none of the Collateral Agent or the Diamond Resorts Parties shall have any obligation to have any communication or relationship with any Participant. Except if an Amortization Event shall have occurred and is continuing, no Participant shall be entitled to transfer all or any portion of its Participation, without the prior written consent of the Administrative Agent. Each Participant shall be entitled to receive indemnification pursuant to Section 2.4 hereof as if such Participant were a Lender and such Section applied to its Participation. Each Lender shall give the Administrative Agent notice of the consummation of any sale by it of a Participation, and the Administrative Agent (upon receipt of notice from the related Lender) shall promptly notify the Borrower and the Servicer. Unless separately agreed to between the related Lender and the Participant in the related participation agreement, no Participant shall have the right to approve any amendment or waiver of the terms of this Agreement except with respect to those matters set forth in clauses (i) and (ii) of the proviso to Section 9.1 hereof.
(g)    Each Lender may, with the consent of the Administrative Agent (which shall not unreasonably be withheld and shall not be required if an Amortization Event shall have occurred and is continuing) and in accordance with Applicable Law (which includes applicable securities laws), sell or assign (each, an “Assignment”), to any Person (each, an “Assignee”) all or any part of its Commitment or its interest in the Outstanding Borrowings hereunder and its rights and obligations under this Agreement and the CSA pursuant to an agreement substantially in the form attached hereto as Exhibit B hereto (a “Transfer Supplement”), executed by such Assignee and the Lender and delivered to the Administrative Agent for their acceptance and consent (if required); provided, however, that no such assignment or sale shall be effective unless and until the conditions to Transfer specified in this Agreement, including in subsection 8.1(c) hereof, shall have been satisfied; and provided, further, however, that neither the consent of the Borrower nor the Administrative Agent shall be required in the case of an assignment by any existing Lender to another existing Lender, or in the case of any assignment to any Affiliates of the Administrative Agent or such Lender, or if an Amortization Event shall have occurred and is continuing. From and after the effective date determined pursuant to such Transfer Supplement, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Transfer Supplement, have

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the rights and obligations of a Lender hereunder as set forth therein and (y) the transferor Lender shall, to the extent provided in such Transfer Supplement, be released from its Commitment and other obligations under this Agreement; provided, however, that after giving effect to each such Assignment, the obligations released by any such Lender shall have been assumed by an Assignee or Assignees. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Assignee and the resulting adjustment of Commitment Percentages arising from the Assignment. Upon its receipt and acceptance of a duly executed Transfer Supplement, the Administrative Agent shall on the effective date determined pursuant thereto give notice of such acceptance to the Borrower and the Servicer.
Upon instruction to register a transfer of a Lender’s beneficial interest hereunder (or portion thereof) and surrender for registration of transfer such Lender’s Note(s) (if applicable), and receipt by the Administrative Agent of a copy of the duly executed related Transfer Supplement and such other documents as may be required under this Agreement, such beneficial interest hereunder (or portion thereof) shall be transferred in the records of the Administrative Agent. Successive registrations of Transfers as aforesaid may be made from time to time as desired, and each such registration of a transfer to a new registered owner shall be noted on the Loan Register.
(h)    Each Lender may pledge its interest hereunder to any Federal Reserve Bank as collateral in accordance with Applicable Law.
(i)    Any Lender shall have the option to change its Investing Office.
Section 8.2.    Register of Lenders and Participants. The Administrative Agent shall maintain a register (the “Lender/Participant Register”) for the registration, and assignment of interests in the Commitments and the granting of Participations of interests in the commitments and the Borrowings hereunder. The names and addresses of all Lenders and Participants and the names and addresses of the assignees of any interests of the Lenders hereunder shall be registered in the Lender/Participant Register.
ARTICLE IX
MISCELLANEOUS
Section 9.1.    Amendments and Waivers. This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section 9.1. With the prior written consent of the Required Lenders, the Administrative Agent and the Diamond Resorts Parties hereto may, from time to time, enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; provided, however, that no such amendment, supplement, waiver or modification shall (i) reduce the amount of or extend the maturity of the Asset Based Loan or reduce the rate or extend the time of payment of interest thereon, or reduce or alter the timing of any other amount payable to any Lender hereunder or under the CSA, in each case without the consent of the Lenders

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affected thereby, (ii) amend, modify or waive any provision of this Section 9.1, or reduce the percentage specified in the definition of the Required Lenders, in each case without the written consent of all Lenders, (iii) amend, modify or waive any provision of Section VII hereof without the written consent of the Administrative Agent, (iv) increase the obligations or decrease the rights any Lender without its consent, (v) modify the provisions concerning the assignment or transfer of the Lenders’ interests herein or any interest or participation in the Lenders’ interests herein without each Lender’s consent, (vi) alter how any portion of the Subject Collateral may be released from the Lien of the CSA without the consent of each Lender, (vii) increase the Advance Rate without the consent of each Lender, (viii) amend the definitions of “Borrowing Base”, “Available Borrowing Amount”, “Change in Control”, “Excluded Loan Balance” or “Hedge Requirements” in the Standard Definitions without the consent of each Lender and the Administrative Agent, or (ix) amend or supplement the duties of the Back-up Servicer without the consent of each Lender, the Administrative Agent and the Back-up Servicer. Any waiver of any provision of this Agreement shall be limited to the provisions specifically set forth therein for the period of time set forth therein and shall not be construed to be a waiver of any other provision of this Agreement.
Section 9.2.    Notices. (a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail or telecopy notice, when received, addressed as follows or, with respect to a Lender, as set forth on the signature page to this Agreement or in the Joinder Supplement or Transfer Supplement, as applicable, or to such other address as may be hereafter notified by the respective parties hereto:

The Borrower, the Performance Guarantors and the Seller:	c/o Diamond Resorts Corporation 10600 West Charleston Boulevard Las Vegas, NV 89135 Attention: General Counsel Telecopy: (702) 765-8615

The Collateral Agent:	Wells Fargo Bank, National Association MAC N9311-161 Sixth Street and Marquette Avenue Minneapolis, MN 55479 Attention: Corporate Trust Services – Asset Backed Administration Telecopy: (612) 667-3464

The Administrative Agent:	Capital One, National Association 4445 Willard Avenue, 6th Floor Chevy Chase, Maryland 20815 Attention: Bridget Rainero, Portfolio Manager Facsimile Number: (301) 280-0299

(b)    All payments to the Administrative Agent shall be made by federal wire to the account and bank specified by the Administrative Agent to the Borrower from time to time with reasonable notice.

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Section 9.3.    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege under any of the Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any of the Transaction Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in the Transaction Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Section 9.4.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Seller, the Performance Guarantors, the Administrative Agent, the Lenders, any Assignee, any Participant, any Indemnitee and their respective successors and assigns, except that none of the Diamond Resorts Parties hereto may assign or transfer any of their respective rights or obligations under this Agreement except as provided herein and in the CSA, without the prior written consent of the Administrative Agent.
Section 9.5.    Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof and deemed an original.
Section 9.6.    Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.
Section 9.7.    Integration. The Transaction Documents represent the agreement of the Administrative Agent, the Diamond Resorts Parties and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lenders or the Administrative Agent relative to subject matter hereof not expressly set forth or referred to herein or therein.
Section 9.8.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.
Section 9.9.    Termination. This Agreement shall remain in full force and effect until the payment in full of the principal of and interest on all of the Borrowings hereunder and all other amounts payable to the Lenders and the Administrative Agent hereunder (including, without limitation, all amounts due under Sections 6.1, 6.2, 6.3, 6.4) and the termination of all Commitments; provided, however, that the provisions of Sections 2.3, 2.4, 7.7, 9.11 and 9.13 hereof shall survive termination of this Agreement, the transfer by a Lender of any part of the Asset Based Loan or any

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interest therein and any amounts payable to the Administrative Agent or Lenders thereunder shall remain payable thereto.
Section 9.10.    Limited Recourse; No Proceedings. The obligations of the Borrower and the Seller under this Agreement are solely the obligations of the Borrower and the Seller, as applicable. No recourse shall be had for the payment of any fee or other obligation or claim arising out of or relating to this Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by the Borrower and the Seller, or any officer of any of them in connection therewith, against any partner, member, stockholder, employee, officer, director or incorporator of the Borrower and the Seller. With respect to obligations of the Borrower, neither the Administrative Agent nor any Lender shall look to any property or assets of the Borrower, other than to the Subject Collateral. Each Lender and the Administrative Agent hereby agrees that to the extent such funds are insufficient or unavailable to pay any amounts owing to it by the Borrower pursuant to this Agreement, prior to the commencement of a bankruptcy or insolvency proceeding by or against the Borrower, it shall not constitute a claim against the Borrower. Each of the parties hereto agrees that it shall not institute or join against the Seller or the Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or similar proceeding under any federal or state bankruptcy law, for one year and a day after the termination of the CSA. Nothing in this paragraph shall limit or otherwise affect the liability of any Diamond Resorts Party with respect to any amounts owing by a Diamond Resorts Party, respectively, hereunder or the right of the Administrative Agent or any Lender to enforce such liability against any Diamond Resorts Party, respectively, or any of its respective assets. For clarity, it is understood that the Timeshare Loans, related Timeshare Documents and other assets will be conveyed by DFHC to the Seller and by the Seller to the Borrower pursuant to the terms of the Purchase Agreement and Sale Agreement, respectively, without recourse, representation on warranty except as expressly provided therein. Without limiting the foregoing, none of the Diamond Resorts Entities shall be responsible for payments on the Timeshare Loans, and any other credit risks associated therewith shall be borne by the Borrower and the holders of any obligations of the Borrower.
Section 9.11.    Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the making and funding of the Borrowings hereunder and the termination of this Agreement.
Section 9.12.    Submission to Jurisdiction; Waivers. EACH PARTY TO THIS AGREEMENT, BY ENTRY INTO THIS AGREEMENT, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND CONSENTS TO THE PLACING OF VENUE IN NEW YORK COUNTY OR OTHER COUNTY PERMITTED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY, BY ENTRY INTO THIS AGREEMENT, HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH

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COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THIS AGREEMENT MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY, BY ENTRY INTO THIS AGREEMENT, AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT. EXCEPT AS PROHIBITED BY LAW, EACH PARTY, BY ENTRY INTO THIS AGREEMENT, HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.
Section 9.13.    WAIVERS OF JURY TRIAL. EXCEPT AS PROHIBITED BY LAW, EACH PARTY, BY ENTRY INTO THIS AGREEMENT, HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.
Section 9.14.    Consent to CSA. Each Lender hereby acknowledges and agrees that by executing this Agreement, it consents to the execution of the CSA by Administrative Agent, on behalf of itself and the Lenders.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.
DIAMOND RESORTS/CO BORROWER 2016, LLC,
as Borrower

By:	/s/ C. Alan Bentley Name: C. Alan Bentley Title: Executive Vice President

DIAMOND RESORTS CORPORATION,
as Performance Guarantor

By:	/s/ C. Alan Bentley Name: C. Alan Bentley Title: Executive Vice President

DIAMOND RESORTS HOLDINGS, LLC,
as Performance Guarantor

By:	/s/ C. Alan Bentley Name: C. Alan Bentley Title: Executive Vice President

DIAMOND RESORTS INTERNATIONAL, INC.,
as Performance Guarantor

By:	/s/ C. Alan Bentley Name: C. Alan Bentley Title: Executive Vice President

DIAMOND RESORTS/CO SELLER 2016, LLC,
as Seller

By:	/s/ C. Alan Bentley Name: C. Alan Bentley Title: Executive Vice President

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CAPITAL ONE, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ James Casey_______________
Name: James Casey
Title: Managing Director
Address for notices:
Capital One, National Association
4445 Willard Avenue, 6th Floor
Chevy Chase, Maryland 20815
Attention: Bridget Rainero, Portfolio Manager
Facsimile No.: (301) 280-0299

Bank Name: __________________
ABA Number: _________________
Account Number: _______________
Attention: _____________________
Reference: _____________________

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